AGREEMENT
Made between Digital Video Display Technologies Corp. ("DVD" or "Licensee") of 590 Madison Avenue, New York, New York, USA, 10022 and Software Control Systems International, Inc. ("SCSI") of #250, 5711 No. 3 Road Richmond, B.C. Canada V6X 2C9 made this 14th day of June, 1999.

Whereas, SCSI holds the exclusive right, title and interest in and to the United States Patent Number, 5,481,509 and is duly authorized to enter into this agreement and

Whereas, Licensee desires to obtain a license to the United States Patent Number 5,481,509 under the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the parties agree as follows:

1. Licensee hereby obtains from SCSI an exclusive license to utilize its United States Patent Number 5,481,509 (attached as Exhibit 1) for the term of the patent and any permissible renewals thereof. This license will include all present and future improvements and enhancements as made by SCSI.

2. Licensee is free to enter into this agreement without restriction and is legally and financially unencumbered.

3. In consideration for the license, Licensee will issue to SCSI 2,000,000 shares of Digital Video Display Technologies Corp. pursuant to the restrictions as provided in Rule 144 under the Securities act of 1933, plus Two Hundred and Fifty Thousand ($250,000) Dollars US payable upon the completion of DVDT's financing or September 1, 1999, whichever is earlier.

4. In the event that the Licensee ceases operations or any creditor arrangement is entered into, or Licensee is declared bankrupt then the license will be returned to SCSI.

5. At the closing of this agreement SCSI will be issued its shares or an irrevocable undertaking to issue the shares.

6.     SCSI will have the right to appoint one member to the Board of Directors.

7. Each party has been duly authorized to enter into this agreement by resolution of its Board of Directors.

8. SCSI will have the exclusive right to offer DVDT's products for sale within Canada and the States of Oregon, Washington, Montana, Idaho and Hawaii at favourable wholesale prices.

9. This agreement contains the entire understanding of the parties, and neither party is relying upon any representation which does not expressly appear in this agreement. It cannot be modified unless in writing and signed by both parties. No waiver by a party of any provision of this agreement shall constitute a waiver of any future violation of any said provision or of any other provision of this agreement. Each party has had an opportunity to review this agreement with counsel, and there shall be no presumption concerning the agreement against the drafter of the agreement. In the event that any provision of this agreement is found to violate any statue, regulation, rule or law, the invalidity of such provision shall not be deemed to affect any other provision hereof or the validity of the remainder of this letter agreement, and such invalid provision shall be deemed deleted from this letter agreement to the minimum extent necessary to cure such violation. This agreement is and shall be binding upon the parties, their agents, successors, heirs' representatives, administrators, designees and assigns, as well as upon all entities with which they are directly or indirectly associated or affiliated in a capacity other than as a passive investor together with individuals associated with such entities. This agreement will be governed by and construed in accordance with the laws of the Province of B.C. and all parties agree to be subject to the personal jurisdiction of the courts of the Province of B.C.

Signed and sealed the day and year first above written.

Digital Video Display Technologies Corp.
/s/ Marilyn G. Haft,  Director

Software Control Systems International Inc.
/s/ Norman Knowles, President

             ADDENDUM TO AGREEMENT

     Made between Digital Video Display Technologies Corp.(DVDT) of 590 Madison, Avenue, 21st Floor, New York, NY USA 10022 and Software Control Systems International Inc. # 250, 5711 No. 3 Road, Richmond, B.C., Canada V6X 2C9 made this 26th day of November, 1999.

      Whereas, SCSI has licensed to DVDT its United States Patent 5,481,509 under certain terms and conditions and

      Whereas, DVDT has issued 2,000,000 shares, which SCSI acknowledges receiving.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the parties agree as follows:

1. Pursuant to the license agreement DVDT agrees to pay on or before the 15th day of every month $20,000 USD to SCSI starting December 15, 2000 with an additional payment of $10,000.00 on December 15, 2000.

2. Each party has been duly authorized to enter into this agreement by its Board of Directors.

3. This agreement contains the entire understanding of the parties and neither party is relying upon any representation which does not expressly appear in this agreement. This agreement is and shall be binding upon the parties their agents, successors, heirs, representatives, administrators, designees and assigns as well as upon all entities with which they are directly or indirectly associated or affiliated in a capacity other than as a passive investor together with individuals associated with such entities. This agreement will be governed by and construed in accordance with the laws of the Province of B.C. and all parties agree to be subjected to the personal jurisdiction of the courts of the Province of B.C.

Signed the day and year first above written

Digital Video Display Technologies Corp.

/s/ Lee Edmondson
President and Director

Software Control Systems International Inc.

/s/ Norm Knowles
President